Exhibit 10.5
FIRST AMENDMENT TO CONFIDENTIAL LICENSE AGREEMENT FOR
NINTENDO DS
THIS FIRST AMENDMENT (“First Amendment”) amends that certain Confidential License Agreement for Nintendo DS dated May 1, 2005 between Nintendo of America Inc. (“Nintendo”) and Majesco Entertainment Company (“Licensee”) (“Agreement”).
RECITALS
WHEREAS, Nintendo and Licensee entered into the Agreement;
WHEREAS, the Agreement currently expires on April 30, 2008, and the parties now desire to extend the Term (as such term is defined in the Agreement) of the Agreement as set forth below.
AMENDMENT
NOW, THEREFORE, the parties agree as follows:
1.	The definition of “Term” as set forth in Section 2.20 of the Agreement is hereby deleted in its entirety and replaced with the following;

“ ‘Term’ means six (6) years from the Effective Date.”

2.	The Term of the Agreement shall now expire on April 30, 2011.

3.	All other terms and conditions of the Agreement shall remain in full force and effect. This First Amendment may be signed in counterparts, which together shall constitute one original First Amendment.

Signatures provided by facsimile shall be the equivalent of originals.
This First Amendment shall be effective as of April 30, 2008.
IN WITNESS WHEREOF, the parties have entered into this First Amendment.

NINTENDO:		LICENSEE:

Nintendo of America Inc.		Majesco Entertainment Company

By:	/s/ James R. Cannataro	By:	/s/ Jesse Sutton

	Name: James R. Cannataro		Name: Jesse Sutton
	Its: EVP, Administration		Its: CEO